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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 1,000,000 shares of PAREXEL International Corporation common stock of our report dated August 15, 2002, with respect to the consolidated financial statements and schedules of PAREXEL International Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

                              Boston, Massachusetts
                              May 1, 2003